UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 15, 2005
SUNAIR SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-04334	59-0780772

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)
3005 Southwest Third Avenue
Fort Lauderdale, Florida 33315

(Address of Principal Executive Office) (Zip Code)
(954) 525-1505

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.02. Unregistered Sales of Equity Securities
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
Form of Purchase Agreement
Form of Warrant
Press Release dated December 15, 2005
Press Release dated December 21, 2005

Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
On December 15, 2005, Sunair Services Corporation (the “Company”) entered into purchase agreements with a limited number of accredited investors pursuant to which the Company has agreed to issue up to 2,857,146 shares of its common stock at a price of $5.25 per share and warrants to purchase up to one million shares of its common stock at an exercise price of $6.30 per share, for an aggregate purchase price of $15 million (the “Private Placement”). The Company expects to receive net proceeds of approximately $13.8 million from the closing of the Private Placement. In connection with the Private Placement, the placement agent will receive an aggregate amount of approximately $1.2 million.
The Private Placement has been structured to close in two tranches. The first closing was completed on December 16, 2005, when the Company issued and sold an aggregate of 2,000,003 shares of its common stock and warrants to purchase 700,000 shares of its common stock. The Company expects to sell an additional 857,143 shares of its common stock and additional warrants to purchase 300,000 shares of its common stock in the second closing.
Under the rules of the American Stock Exchange, the Company’s shareholders must approve the issuance and sale of the Company’s securities to the investors in the second closing. Shareholders holding a majority of the Company’s outstanding common stock have indicated that they will approve the issuance and sale via written consent. The shareholder approval will not become effective, however, until at least 20 days after the Company mails an information statement to its shareholders describing the Private Placement and the action taken by its majority shareholders. The Company will not solicit proxies from its remaining shareholders in connection with the Private Placement.
The second closing is subject to additional closing conditions under the purchase agreements, including:
•	the second closing must occur within 45 days after the first closing;

•	the Company’s and the investors’ representations and warranties in the purchase agreements must be accurate in all material respects as of the second closing date;

•	there can be no material adverse change affecting the Company, its financial condition or its results of operations;

•	the sale of the Company’s common stock in the second closing may not be prohibited by any law or governmental order or regulation;

•	the Company must receive the funds for the purchase price; and

•	the Company must sell to investors in the Private Placement common stock and warrants for a minimum of $11 million.
The warrants issued in the Private Placement will be exercisable beginning 180 days after the date of issuance and will have a term of five years. The exercise price of the warrants is initially $6.30 per share. The exercise price of and the number of shares issuable under the warrants are subject to customary adjustments in certain events, including reclassification of the Company’s securities, certain mergers, consolidations, sales of substantially all of the Company’s assets, subdivision or combination of the Company’s shares, stock dividends and other distributions by the Company.
In addition, the exercise price of the warrants may be reduced, and the number of shares issuable under the warrants may be increased, if, at any time prior to the one year anniversary of the date of issuance, the Company issues or sells shares of its common stock, or securities convertible into its common stock (other than certain excluded securities), at a price less than the exercise price in effect at the time of the issuance or sale. The exercise price may also be reduced if, at any time after the one year anniversary of the date of issuance, the Company issues or sells shares of its common stock, or securities convertible into its common stock (other than certain excluded securities), at a price less than the exercise price in effect at the time of issuance or sale, subject to an adjusted weighted-average. In no event will the adjusted exercise price of the warrants be greater than the original exercise price or less than $5.60, which was the market price of the Company’s common stock on the date of the purchase agreements, until the Company has obtained the necessary shareholder approval for the issuance of the securities in the second closing.
Each of the investors in the Private Placement has been granted a preemptive right to purchase its pro rata share of certain equity securities that the Company may issue for a period of 2 years from the date of the purchase agreements. The investors will have the right to purchase the lesser of: (i) the number of shares of common stock or securities convertible into common stock in any future financing that could be purchased for the aggregate purchase price paid for the shares of common stock and warrants in the Private Placement; or (ii) 20% of the number of shares of common stock and securities convertible into common stock issued in any future financing. These preemptive rights do not apply to certain types of offerings, including: (i) securities issued to strategic investors of the Company; (ii) shares of common stock issuable upon exercise of stock options under the Company’s employee stock option plan or other employee, board, or consultant incentive plans or agreements approved by the Company’s board of directors or a compensation committee of the Company’s board of directors; (iii) securities issued upon the conversion of convertible securities outstanding as of the applicable closing date; and (iv) common stock issued in connection with any business combination.
Under the purchase agreements, the Company has also agreed to: (i) file a registration statement on Form S-3 with the Securities and Exchange Commission covering the resale of the shares of its common stock, and the shares of its common stock issuable upon exercise of the warrants, issued in the Private Placement, within 5 days following the second closing, and no later than 45 days following the first closing; and (ii) cause the registration statement to become effective within 45 days following the second closing or within 75 days following the second closing if the registration statement is reviewed by the Securities and Exchange Commission. In the event the Company fails to cause the registration statement to be timely filed, timely declared effective, or to be kept effective (other than pursuant to permissible suspension periods), the Company has agreed to pay as liquidated damages the amount of 0.0667% per day of the aggregate amount invested by each investor in the Private Placement.
Copies of the forms of purchase agreement and warrant relating to the Private Placement are attached hereto as Exhibit 10.15 and Exhibit 10.16 respectively, and are incorporated herein by reference. The summary contained in this report is qualified in its entirety by reference to the more detailed terms set forth in the purchase agreement and the warrant, and investors are encouraged to review the full text of the purchase agreement and warrant.
No representation, warranty, covenant, or agreement contained in the purchase agreement and/or warrant is, or should be construed as, a representation or warranty by the Company to any person other than the accredited investors, or a covenant or agreement of the Company or the accredited investors with any other person. Investors are cautioned about relying on representations, warranties, covenants, and agreements contained in the purchase agreement and/or warrant. The representations and warranties in the purchase agreement and/or warrant may be qualified by information that has not been filed with the Securities and Exchange Commission, may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes, and represent an allocation of risk as between the parties as part of the transaction reflected in the purchase agreement and/or warrant. Moreover, the representations and warranties may become incorrect after the date of the purchase agreement and/or warrant, and changes, if any, may not be reflected in the Company’s public disclosures. The covenants and agreements contained in the purchase agreement and/or warrant are solely for the benefit of the Company and the accredited investors, and compliance with each covenant and agreement may be waived, and the time for performance under each covenant and agreement may be extended, by the party entitled to the benefit of the covenant or agreement.
Section 3 — Securities and Trading Markets
Item 3.02. Unregistered Sales of Equity Securities.
The disclosure under Item 1.01 is incorporated by reference in this Item 3.02.
The Company will issue and sell its securities in the Private Placement pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Each of the investors that is a party to a purchase agreement has represented to the Company that such investor is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.
Section 8 — Other Events
Item 8.01 Other Events.
On December 15, 2005, the Company issued a press release announcing the Private Placement, which is filed as Exhibit 99.1 attached hereto and incorporated herein by reference.
On December 21, 2005, the Company issued a press release announcing the completion of the first closing of the Private Placement, which is filed as Exhibit 99.2 attached hereto and incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

Exhibit	Description
10.15	Form of Purchase Agreement

10.16	Form of Warrant

99.1	Press Release, dated December 15, 2005

99.2	Press Release, dated December 21, 2005
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUNAIR SERVICES CORPORATION
Date: December 21, 2005	By:	/s/ SYNNOTT B. DURHAM
Synnott B. Durham
Chief Financial Officer

Exhibit Index

Exhibit	Description
10.15	Form of Purchase Agreement

10.16	Form of Warrant

99.1	Press Release, dated December 15, 2005

99.2	Press Release, dated December 21, 2005